SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 20, 2005
Republic Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-14267	65-0716904

(Commission File Number)	(IRS Employer Identification No.)

110 SE 6th Street, 28th Floor, Fort Lauderdale, Florida	33301

(Address of Principal Executive Offices)	(Zip Code)
(954) 769-2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 23, 2005, Republic Services, Inc. issued a press release to announce that on December 20, 2005, its Board of Directors approved the acceleration of the vesting of all of the outstanding stock options previously awarded to employees, including all executive officers, effective December 30, 2005, a copy of which is incorporated herein by reference and attached hereto as Exhibit 99.1. As a result of the acceleration, the Company anticipates recording a non-cash charge of approximately $2 million during the fourth quarter of 2005. This action was taken in anticipation of changes to the Company’s compensation programs beginning in 2006.
ITEM 8.01 OTHER EVENTS
The Company estimates that the impact of adopting Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments”, together with current changes in the Company’s incentive and employee benefit plans, will reduce earnings per share by approximately 5 cents, 6 cents, and 7 cents in 2006, 2007 and 2008, respectively.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 23, 2005	REPUBLIC SERVICES, INC.
	By:	/s/ Tod C. Holmes
Tod C. Holmes
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

	By:	/s/ Charles F. Serianni
Charles F. Serianni
Vice President and Chief Accounting Officer (Principal Accounting Officer)

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